Neal, Gerber & Eisenberg
                            Two North LaSalle Street
                            Chicago, Illinois 60602


                                                                     EXHIBIT 8.2



                                     November 24, 1997



Arcus Group, Inc.
25th Floor
667 Madison Avenue
New York, New York 10021


     Re: Registration Statement on Form S-4


Gentlemen:


     In accordance with the Securities Act of 1933, as amended (the "Securities Act"), Iron Mountain Incorporated, a Delaware corporation, will register common shares, and in connection therewith, has filed a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"). This opinion is furnished to Arcus Group, Inc., a Delaware corporation ("AGI") to be filed as Exhibit 8.2 to the Registration Statement. Terms used herein without definition shall have the meanings assigned thereto in the Registration Statement.

     We have acted as special tax counsel to AGI in connection with the preparation of the Registration Statement, and we have participated in the preparation of the Registration Statement, as well as the Merger Agreement, and we have examined such documents as we have considered necessary in order to furnish the opinion hereinafter set forth. We have, with your approval, assumed that the transactions described in the Registration Statement will be carried out as described therein.

     We express no opinion herein as to the laws of any jurisdiction other than the United States of America.

     Based on the foregoing, we are of the opinion that the section of the prospectus that is part of the Registration Statement entitled "Certain Federal Income Tax Considerations", insofar as it relates to the United States Federal income tax matters currently applicable to the U.S. Holders described therein, accurately summarizes the material federal tax consequences of acquiring, owning and selling the common shares.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm made therein under the caption "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.



                                          Very truly yours,


                                          /s/ Neal, Gerber & Eisenberg

                                          NEAL, GERBER & EISENBERG